                                                                    EXHIBIT 4(a)
                                                                [CONFORMED COPY]
================================================================================


                        TEXAS UTILITIES ELECTRIC COMPANY

                                       TO

                             THE BANK OF NEW YORK,
                        (FORMERLY IRVING TRUST COMPANY)


                                        TRUSTEE UNDER THE TEXAS UTILITIES
                                        ELECTRIC COMPANY MORTGAGE AND
                                        DEED OF TRUST, DATED AS OF
                                        DECEMBER 1, 1983

                               __________________


                       FIFTY-FIFTH SUPPLEMENTAL INDENTURE

                        PROVIDING AMONG OTHER THINGS FOR
                             FIRST MORTGAGE BONDS,
                          POLLUTION CONTROL SERIES Y,

                             FIRST MORTGAGE BONDS,
                          POLLUTION CONTROL SERIES Z,

                             FIRST MORTGAGE BONDS,
                          POLLUTION CONTROL SERIES AA

                                      AND

                             FIRST MORTGAGE BONDS,
                          POLLUTION CONTROL SERIES AB

                               __________________

                           DATED AS OF MARCH 1, 1996

================================================================================

            THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

            THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                      FIFTY-FIFTH  SUPPLEMENTAL  INDENTURE

                       _________________________________


         INDENTURE, dated as of March 1, 1996, between TEXAS UTILITIES ELECTRIC COMPANY, a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Fifty-fifth Supplemental Indenture) being supplemental thereto;

         WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

         WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

         DESIGNATION                                        DATED AS OF
         -----------                                        -----------
First Supplemental Indenture  . . . . . . . . . . . . .    April 1, 1984
Second Supplemental Indenture . . . . . . . . . . . . .    September 1, 1984
Third Supplemental Indenture  . . . . . . . . . . . . .    April 1, 1985
Fourth Supplemental Indenture . . . . . . . . . . . . .    August 1, 1985
Fifth Supplemental Indenture  . . . . . . . . . . . . .    September 1, 1985
Sixth Supplemental Indenture  . . . . . . . . . . . . .    December 1, 1985
Seventh Supplemental Indenture  . . . . . . . . . . . .    March 1, 1986
Eighth Supplemental Indenture . . . . . . . . . . . . .    May 1, 1986
Ninth Supplemental Indenture  . . . . . . . . . . . . .    October 1, 1986
Tenth Supplemental Indenture  . . . . . . . . . . . . .    December 1, 1986
Eleventh Supplemental Indenture . . . . . . . . . . . .    December 1, 1986
Twelfth Supplemental Indenture  . . . . . . . . . . . .    February 1, 1987
Thirteenth Supplemental Indenture . . . . . . . . . . .    March 1, 1987
Fourteenth Supplemental Indenture . . . . . . . . . . .    April 1, 1987
Fifteenth Supplemental Indenture  . . . . . . . . . . .    July 1, 1987
Sixteenth Supplemental Indenture  . . . . . . . . . . .    September 1, 1987
Seventeenth Supplemental Indenture  . . . . . . . . . .    October 1, 1987
Eighteenth Supplemental Indenture . . . . . . . . . . .    March 1, 1988
Nineteenth Supplemental Indenture . . . . . . . . . . .    May 1, 1988

           DESIGNATION                                        DATED AS OF
           -----------                                        -----------
Twentieth Supplemental Indenture  . . . . . . . . . . .     September 1, 1988
Twenty-first Supplemental Indenture . . . . . . . . . .     November 1, 1988
Twenty-second Supplemental Indenture  . . . . . . . . .     January 1, 1989
Twenty-third Supplemental Indenture . . . . . . . . . .     August 1, 1989
Twenty-fourth Supplemental Indenture  . . . . . . . . .     November 1, 1989
Twenty-fifth Supplemental Indenture . . . . . . . . . .     December 1, 1989
Twenty-sixth Supplemental Indenture . . . . . . . . . .     February 1, 1990
Twenty-seventh Supplemental Indenture . . . . . . . . .     September 1, 1990
Twenty-eighth Supplemental Indenture  . . . . . . . . .     October 1, 1990
Twenty-ninth Supplemental Indenture . . . . . . . . . .     October 1, 1990
Thirtieth Supplemental Indenture  . . . . . . . . . . .     March 1, 1991
Thirty-first Supplemental Indenture . . . . . . . . . .     May 1, 1991
Thirty-second Supplemental Indenture  . . . . . . . . .     July 1, 1991
Thirty-third Supplemental Indenture . . . . . . . . . .     February 1, 1992
Thirty-fourth Supplemental Indenture  . . . . . . . . .     April 1, 1992
Thirty-fifth Supplemental Indenture . . . . . . . . . .     April 1, 1992
Thirty-sixth Supplemental Indenture . . . . . . . . . .     June 1, 1992
Thirty-seventh Supplemental Indenture . . . . . . . . .     June 1, 1992
Thirty-eighth Supplemental Indenture  . . . . . . . . .     August 1, 1992
Thirty-ninth Supplemental Indenture . . . . . . . . . .     October 1, 1992
Fortieth Supplemental Indenture . . . . . . . . . . . .     November 1, 1992
Forty-first Supplemental Indenture  . . . . . . . . . .     December 1, 1992
Forty-second Supplemental Indenture . . . . . . . . . .     March 1, 1993
Forty-third Supplemental Indenture  . . . . . . . . . .     April 1, 1993
Forty-fourth Supplemental Indenture . . . . . . . . . .     April 1, 1993
Forty-fifth Supplemental Indenture  . . . . . . . . . .     May 1, 1993
Forty-sixth Supplemental Indenture  . . . . . . . . . .     July 1, 1993
Forty-seventh Supplemental Indenture  . . . . . . . . .     October 1, 1993
Forty-eighth Supplemental Indenture . . . . . . . . . .     November 1, 1993
Forty-ninth Supplemental Indenture  . . . . . . . . . .     May 1, 1994
Fiftieth Supplemental Indenture . . . . . . . . . . . .     May 1, 1994
Fifty-first Supplemental Indenture  . . . . . . . . . .     August 1, 1994
Fifty-second Supplemental Indenture . . . . . . . . . .     April 1, 1995
Fifty-third Supplemental Indenture  . . . . . . . . . .     June 1, 1995
Fifty-fourth Supplemental Indenture . . . . . . . . . .     October 1, 1995

which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

        WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

        WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

        WHEREAS, the Company has heretofore issued as of February 29, 1996, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:

                                                               Principal          Principal
                                                                 Amount             Amount
                 Series                                          Issued          Outstanding
                 ------                                     ---------------      -----------
12% Series due March 1, 1985  . . . . . . . . . . . . . .     $   1,000,000     $     None
13 5/8% Series due April 1, 2014  . . . . . . . . . . . .       100,000,000           None
13 1/2% Series due September 1, 2014  . . . . . . . . . .       150,000,000           None
12 7/8% Series due April 1, 2015  . . . . . . . . . . . .       150,000,000           None
12% Series due August 1, 2015 . . . . . . . . . . . . . .       100,000,000           None
12% Series due September 1, 2015  . . . . . . . . . . . .        75,000,000           None
11 1/8% Series due December 1, 2015 . . . . . . . . . . .       150,000,000           None
9 3/8% Series due March 1, 2016 . . . . . . . . . . . . .       200,000,000           None
9 3/4% Series due May 1, 2016 . . . . . . . . . . . . . .       200,000,000           None
7 3/4% Pollution Control Series C . . . . . . . . . . . .        70,000,000        57,950,000
8 1/4% Pollution Control Series D . . . . . . . . . . . .       200,000,000       111,215,000
9 1/2% Series due December 1, 2016  . . . . . . . . . . .       300,000,000           None
9 1/4% Series due February 1, 2017  . . . . . . . . . . .       250,000,000           None
7 7/8% Pollution Control Series E . . . . . . . . . . . .       100,000,000        81,305,000
10 1/2% Series due April 1, 2017  . . . . . . . . . . . .       250,000,000           None
9 1/2% Series due July 1, 1997  . . . . . . . . . . . . .       150,000,000           None
10 1/2% Series due July 1, 2017 . . . . . . . . . . . . .       150,000,000           None
9% Pollution Control Series F   . . . . . . . . . . . . .        55,000,000        51,525,000
9% Pollution Control Series G   . . . . . . . . . . . . .        12,000,000        12,000,000
9 7/8% Pollution Control Series H   . . . . . . . . . . .       112,000,000        28,765,000
9 1/4% Pollution Control Series I   . . . . . . . . . . .       100,000,000        54,005,000
10 3/8% Series due May 1, 1998  . . . . . . . . . . . . .       150,000,000           None
11 3/8% Series due May 1, 2018  . . . . . . . . . . . . .       150,000,000           None
Secured Medium-Term Notes, Series A . . . . . . . . . . .       300,000,000        30,000,000
10.44% Series due November 1, 2008  . . . . . . . . . . .       150,000,000       150,000,000
8 1/4% Pollution Control Series J   . . . . . . . . . . .       100,000,000       100,000,000
9 1/2% Series due August 1, 1999  . . . . . . . . . . . .       200,000,000       200,000,000
10% Series due August 1, 2019 . . . . . . . . . . . . . .       100,000,000           None
9 7/8% Series due November 1, 2019  . . . . . . . . . . .       150,000,000           None
Secured Medium-Term Notes, Series B . . . . . . . . . . .       150,000,000       120,000,000
8 1/8% Pollution Control Series K   . . . . . . . . . . .        50,000,000        50,000,000
8 1/8% Pollution Control Series L   . . . . . . . . . . .        40,000,000        40,000,000
10 5/8% Series due September 1, 2020  . . . . . . . . . .       250,000,000           None
Secured Medium-Term Notes, Series C . . . . . . . . . . .       150,000,000        36,000,000
8 1/4% Pollution Control Series due October 1, 2020 . . .        11,000,000        11,000,000
7 7/8% Pollution Control Series due March 1, 2021 . . . .       100,000,000       100,000,000
9 3/4% Series due May 1, 2021 . . . . . . . . . . . . . .       300,000,000       300,000,000
0% Pollution Control Series M due June 1, 2021  . . . . .        86,250,000           None
0% Pollution Control Series N due June 1, 2021  . . . . .        57,500,000           None
0% Pollution Control Series O due June 1, 2021  . . . . .        57,500,000           None
0% Pollution Control Series P due June 1, 2021  . . . . .       115,000,000       104,650,000
8 1/8% Series due February 1, 2002  . . . . . . . . . . .       150,000,000       150,000,000
8 7/8% Series due February 1, 2022  . . . . . . . . . . .       175,000,000       175,000,000

                                                               Principal          Principal
                                                                 Amount             Amount
                 Series                                          Issued          Outstanding
                 ------                                     ---------------      -----------
8 1/4% Series due April 1, 2004 . . . . . . . . . . . . .      $100,000,000       $100,000,000
9% Series due April 1, 2022 . . . . . . . . . . . . . . .       100,000,000        100,000,000
6 3/4% Pollution Control Series due April 1, 2022 . . . .        50,000,000         50,000,000
7 1/8% Series due June 1, 1997  . . . . . . . . . . . . .       150,000,000        150,000,000
8% Series due June 1, 2002  . . . . . . . . . . . . . . .       147,000,000        147,000,000
6 5/8% Pollution Control Series due June 1, 2022  . . . .        33,000,000         33,000,000
6 3/8% Series due August 1, 1997  . . . . . . . . . . . .       175,000,000        175,000,000
7 3/8% Series due August 1, 2001  . . . . . . . . . . . .       150,000,000        150,000,000
8 1/2% Series due August 1, 2024  . . . . . . . . . . . .       175,000,000        175,000,000
6.70% Pollution Control Series due October 1, 2022  . . .        16,935,000         16,935,000
6.55% Pollution Control Series due October 1, 2022  . . .        40,000,000         40,000,000
7 3/8% Series due November 1, 1999  . . . . . . . . . . .       100,000,000        100,000,000
8 3/4% Series due November 1, 2023  . . . . . . . . . . .       200,000,000        200,000,000
6 1/2% Pollution Control Series due December 1, 2027  . .        46,660,000         46,660,000
6 3/4% Series due March 1, 2003 . . . . . . . . . . . . .       200,000,000        200,000,000
7 7/8% Series due March 1, 2023 . . . . . . . . . . . . .       300,000,000        300,000,000
6.05% Pollution Control Series due April 1, 2025  . . . .        90,000,000         90,000,000
6.10% Pollution Control Series due April 1, 2028  . . . .        50,000,000         50,000,000
5 7/8% Series due April 1, 1998 . . . . . . . . . . . . .       175,000,000        175,000,000
6 3/4% Series due April 1, 2003 . . . . . . . . . . . . .       100,000,000        100,000,000
7 7/8% Series due April 1, 2024 . . . . . . . . . . . . .       225,000,000        225,000,000
0% Pollution Control Series due June 1, 2023  . . . . . .       115,000,000        115,000,000
5 3/4% Series due July 1, 1998  . . . . . . . . . . . . .       150,000,000        150,000,000
6 3/4% Series due July 1, 2005  . . . . . . . . . . . . .       100,000,000        100,000,000
7 5/8% Series due July 1, 2025  . . . . . . . . . . . . .       250,000,000        250,000,000
5 1/2% Series due October 1, 1998 . . . . . . . . . . . .       125,000,000        125,000,000
6 1/4% Series due October 1, 2004 . . . . . . . . . . . .       125,000,000        125,000,000
7 3/8% Series due October 1, 2025 . . . . . . . . . . . .       300,000,000        300,000,000
5 1/2% Pollution Control Series due May 1, 2022 . . . . .        50,000,000         50,000,000
5.55% Pollution Control Series due May 1, 2022  . . . . .        75,000,000         75,000,000
5.85% Pollution Control Series due May 1, 2022  . . . . .        33,465,000         33,465,000
Floating Rate Series due May 1, 1999  . . . . . . . . . .       300,000,000        300,000,000
Pollution Control Series Q due May 1, 2029  . . . . . . .        45,045,500         45,045,500
Pollution Control Series R due May 1, 2029  . . . . . . .        45,045,500         45,045,500
0% Series due 1994  . . . . . . . . . . . . . . . . . . .     1,013,831,000            None
Pollution Control Series S due April 1, 2030  . . . . . .        58,270,500         58,270,500
Pollution Control Series T due April 1, 2030  . . . . . .        18,400,000         18,400,000
Pollution Control Series U  . . . . . . . . . . . . . . .       136,108,250        136,108,250
Pollution Control Series V  . . . . . . . . . . . . . . .       136,108,250        136,108,250
Pollution Control Series W  . . . . . . . . . . . . . . .        13,857,500         13,857,500
Pollution Control Series X  . . . . . . . . . . . . . . .        21,246,250         21,246,250
Secured Medium-Term Notes, Series D . . . . . . . . . . .       201,150,000        201,150,000

which bonds are also hereinafter sometimes called bonds of the First through Eighty-fifth Series, respectively; and

         WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

         WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

         WHEREAS, the Company now desires to create four new series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

         WHEREAS, the execution and delivery by the Company of this Fifty-fifth Supplemental Indenture, and the terms of the bonds of the Eighty-sixth, Eighty-seventh, Eighty-eighth and Eighty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Fifty- fifth Supplemental Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

         TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

         IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

         PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Fifty-fifth Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Fifty-fifth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

         IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Fifty- fifth Supplemental Indenture being supplemental to the Original Indenture.

         AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

         The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:


                                   ARTICLE I

                          EIGHTY-SIXTH SERIES OF BONDS

         SECTION 1. There shall be a series of bonds designated "Pollution Control Series Y" (herein sometimes referred to as the "Eighty-sixth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-sixth Series shall mature on March 1, 2026, shall not bear interest and shall be issued as fully registered bonds in denominations of Five Hundred Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas,

Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty-sixth Series shall be dated as in Section 2.03 of the Original Indenture provided.

         (I) The bonds of the Eighty-sixth Series shall be initially issued in the aggregate principal amount of $28,819,000 to, and registered in the name of, the trustee under the Trust Indenture, dated as of March 1, 1996 (hereinafter sometimes called the "1996A Brazos Bond Indenture"), of the Brazos River Authority (hereinafter sometimes called the "Brazos Authority"), under which its Collateralized Pollution Control Revenue Refunding Bonds (Texas Utilities Electric Company Project) Series 1996A (hereinafter sometimes called the "Series 1996A Brazos Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Sale and Bond Amortization Agreement, dated as of March 1, 1996 (hereinafter sometimes called the "1996A Brazos Agreement"), between the Brazos Authority and the Company.

         The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-sixth Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1996A Brazos Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section
5.04 of the 1996A Brazos Agreement in respect of the corresponding Installment Payment.

         The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-sixth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1996A Brazos Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

         (II) In the event that any Series 1996A Brazos Revenue Bonds outstanding under the 1996A Brazos Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1996A Brazos Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996A Brazos Bond Indenture, all bonds of the Eighty- sixth Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1996A Brazos Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

         The Trustee may conclusively presume that no redemption of bonds of the Eighty-sixth Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1996A Brazos Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust

Officer, stating that Series 1996A Brazos Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1996A Brazos Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996A Brazos Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1996A Brazos Bond Indenture, as the holder of all bonds of the Eighty-sixth Series then Outstanding.

         (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 1 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

         (IV) At the option of the registered owner, any bonds of the Eighty-sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         Bonds of the Eighty-sixth Series shall not be transferrable except to any successor trustee under the 1996A Brazos Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

         The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-sixth Series.



                                   ARTICLE II

                         EIGHTY-SEVENTH SERIES OF BONDS

         SECTION 2. There shall be a series of bonds designated "Pollution Control Series Z" (herein sometimes referred to as the "Eighty-seventh Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-seventh Series shall mature on March 1, 2026, shall not bear interest and shall be issued as fully registered bonds in denominations of Five Hundred Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Bonds of the Eighty-seventh Series shall be dated as in Section 2.03 of the Original Indenture provided.

         (I) The bonds of the Eighty-seventh Series shall be initially issued in the aggregate principal amount of $66,642,500 to, and registered in the name of, the trustee under the Trust Indenture, dated as of March 1, 1996 (hereinafter sometimes called the "1996A Sabine Bond Indenture"), of the Sabine River Authority of Texas (hereinafter sometimes called the "Sabine Authority"), under which its Collateralized Pollution Control Revenue Refunding Bonds (Texas Utilities Electric Company Project) Series 1996A (hereinafter sometimes called the "Series 1996A Sabine Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Sale and Bond Amortization Agreement, dated as of March 1, 1996 (hereinafter sometimes called the "1996A Sabine Agreement"), between the Sabine Authority and the Company.

         The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-seventh Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1996A Sabine Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section
5.04 of the 1996A Sabine Agreement in respect of the corresponding Installment Payment.

         The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-seventh Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1996A Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

         (II) In the event that any Series 1996A Sabine Revenue Bonds outstanding under the 1996A Sabine Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1996A Sabine Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996A Sabine Bond Indenture, all bonds of the Eighty- seventh Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1996A Sabine Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

         The Trustee may conclusively presume that no redemption of bonds of the Eighty-seventh Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1996A Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1996A Sabine Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1996A Sabine Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996A Sabine Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1996A Sabine Bond Indenture, as the holder of all bonds of the Eighty-seventh Series then Outstanding.

         (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 2 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

         (IV) At the option of the registered owner, any bonds of the Eighty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         Bonds of the Eighty-seventh Series shall not be transferrable except to any successor trustee under the 1996A Sabine Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

         The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty- seventh Series.



                                  ARTICLE III

                         EIGHTY-EIGHTH SERIES OF BONDS

         SECTION 3. There shall be a series of bonds designated "Pollution Control Series AA" (herein sometimes referred to as the "Eighty-eighth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-eighth Series shall mature on March 1, 2026, shall not bear interest and shall be issued as fully registered bonds in denominations of Five Hundred Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Bonds of the Eighty-eighth Series shall be dated as in Section 2.03 of the Original Indenture provided.

         (I) The bonds of the Eighty-eighth Series shall be initially issued in the aggregate principal amount of $28,750,000 to, and registered in the name of, the trustee under the Trust Indenture, dated as of March 1, 1996 (hereinafter sometimes called the "1996B Sabine Bond Indenture"), of the Sabine Authority, under which its Collateralized Pollution Control Revenue Bonds (Texas Utilities Electric Company Project) Series 1996B (hereinafter sometimes called the "Series 1996B Sabine Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Sale and Bond Amortization Agreement, dated as of March 1, 1996 (hereinafter sometimes called the "1996B Sabine Agreement"), between the Sabine Authority and the Company.

         The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-eighth Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1996B Sabine Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section
5.04 of the 1996B Sabine Agreement in respect of the corresponding Installment Payment.

         The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1996B Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

         (II) In the event that any Series 1996B Sabine Revenue Bonds outstanding under the 1996B Sabine Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1996B Sabine Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996B Sabine Bond Indenture, all bonds of the Eighty- eighth Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1996B Sabine Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

         The Trustee may conclusively presume that no redemption of bonds of the Eighty-eighth Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1996B Sabine Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1996B Sabine Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1996B Sabine Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996B Sabine Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1996B Sabine Bond Indenture, as the holder of all bonds of the Eighty-eighth Series then Outstanding.

         (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 3 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

         (IV) At the option of the registered owner, any bonds of the Eighty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         Bonds of the Eighty-eighth Series shall not be transferrable except to any successor trustee under the 1996B Sabine Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

         The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-eighth Series.



                                   ARTICLE IV

                          EIGHTY-NINTH SERIES OF BONDS

         SECTION 4. There shall be a series of bonds designated "Pollution Control Series AB" (herein sometimes referred to as the "Eighty-ninth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-ninth Series shall mature on March 1, 2026, shall not bear interest and shall be issued as fully registered bonds in denominations of Five Hundred Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); the principal of each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty- ninth Series shall be dated as in Section 2.03 of the Original Indenture provided.

         (I) The bonds of the Eighty-ninth Series shall be initially issued in the aggregate principal amount of $28,750,000 to, and registered in the name of, the trustee under the Trust Indenture, dated as of March 1, 1996 (hereinafter sometimes called the "1996A Trinity Bond Indenture"), of the Trinity River Authority of Texas (hereinafter sometimes called the "Trinity Authority"), under which its Collateralized Pollution Control Revenue Bonds (Texas Utilities Electric Company Project) Series 1996A (hereinafter sometimes called the "Series 1996A Trinity Revenue Bonds") are to be issued, in order to provide the benefit of a lien to secure the obligation of the Company to make the Installment Payments and Purchase Price payments pursuant to, and as such terms are defined in, the Installment Sale and Bond Amortization Agreement, dated as of March 1, 1996 (hereinafter sometimes called the "1996A Trinity Agreement"), between the Trinity Authority and the Company.

         The Company shall receive a credit against its obligation to make any payment of the principal of the bonds of the Eighty-ninth Series, whether at maturity, upon redemption or otherwise, in an amount equal to 115% of the sum of (a) the amount, if any, on deposit in the Debt Service Fund maintained under the 1996A Trinity Bond Indenture which reduces the corresponding Installment Payment and (b) the amount, if any, paid by the Company pursuant to Section
5.04 of the 1996A Trinity Agreement in respect of the corresponding Installment Payment.

         The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Eighty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1996A Trinity Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that the corresponding Installment Payment or Purchase Price payment has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

         (II) In the event that any Series 1996A Trinity Revenue Bonds outstanding under the 1996A Trinity Bond Indenture shall become immediately due and payable pursuant to Section 6.02 of the 1996A Trinity Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996A Trinity Bond Indenture, all bonds of the Eighty-ninth Series, then Outstanding, shall be redeemed by the Company, on the date such Series 1996A Trinity Revenue Bonds shall have become immediately due and payable, at the principal amount thereof.

         The Trustee may conclusively presume that no redemption of bonds of the Eighty-ninth Series is required pursuant to the first paragraph of this subsection (II) unless and until it shall have received a written notice from the trustee under the 1996A Trinity Bond Indenture, signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that Series 1996A Trinity Revenue Bonds have become immediately due and payable pursuant to Section 6.02 of the 1996A Trinity Bond Indenture, upon the occurrence of an Event of Default under Section 6.01(a) of the 1996A Trinity Bond Indenture and specifying the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the 1996A Trinity Bond Indenture, as the holder of all bonds of the Eighty-ninth Series then Outstanding.

         (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section 4 state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption. Notwithstanding the provisions of Section 12.02 of the Mortgage, any such notice under such subsection shall not be conditional.

         (IV) At the option of the registered owner, any bonds of the Eighty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

         Bonds of the Eighty-ninth Series shall not be transferrable except to any successor trustee under the 1996A Trinity Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

         The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Eighty-ninth Series.




                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5. Subject to the amendments provided for in this Fifty-fifth Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Fifty-fifth Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

         SECTION 6. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this Fifty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-fifth Supplemental Indenture.

         SECTION 7. Whenever in this Fifty-fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-fifth Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

         SECTION 8. Nothing in this Fifty-fifth Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty- fifth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-fifth Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

         SECTION 9. This Fifty-fifth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, TEXAS UTILITIES ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                        TEXAS UTILITIES ELECTRIC COMPANY


                                        By /s/ RON SEIDEL
                                           --------------------------------
                                               RON SEIDEL
                                               Vice President


Attest:

    /s/ GLEN H. HIBBS                                 [CORPORATE SEAL]
- -----------------------------------
        GLEN H. HIBBS
    Assistant Secretary



Executed, sealed and delivered by
  TEXAS UTILITIES ELECTRIC COMPANY
   in the presence of:


    /s/ W. E. PATTERSON
- -----------------------------------


    /s/ DONNA RAKESTRAW
- -----------------------------------

                                        THE BANK OF NEW YORK,
                                           Trustee


                                        By /s/ W. N. GITLIN
                                           --------------------------------
                                               W. N. GITLIN
                                               Vice President

Attest:

   /s/ STEPHEN J. GIURLANDO                       [CORPORATE SEAL]
- ----------------------------------
       STEPHEN J. GIURLANDO
    Assistant Vice President


Executed, sealed and delivered by
  THE BANK OF NEW YORK
   in the presence of:


   /s/ JOYCELYN M. LYNCH
- ----------------------------------


   /s/ MICHAEL GALLO
- ----------------------------------

STATE OF TEXAS               )
                             )  SS.:
COUNTY OF DALLAS             )


         Before me, a Notary Public in and for said State, on this day personally appeared RON SEIDEL, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

         Given under my hand and seal of office this 21st day of March, 1996.



   [NOTARIAL SEAL]                                /s/   LENAE B. DAVIS
                                           -------------------------------------
                                                        LENAE B. DAVIS
                                                Notary Public, State of Texas
                                             My Commission Expires June 23, 1996

STATE OF NEW YORK               )
                                )  SS.:
COUNTY OF NEW YORK              )


         Before me, a Notary Public in and for said State, on this day personally appeared W.N. GITLIN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

         Given under my hand and seal of office this 22nd day of March, 1996.



[NOTARIAL SEAL]                                   /s/ WILLIAM J. CASSELS
                                          --------------------------------------
                                                      WILLIAM J. CASSELS
                                              Notary Public, State of New York
                                                       No. 01CA5027729
                                                   Qualified in Bronx County
                                            Certificate filed in New York County
                                               Commission Expires May 16, 1996

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                           SUMMARY OF RECORDING DATA

                       Fifty-fifth Supplemental Indenture
                              Filed March 28, 1996
                 Office of the Secretary of the State of Texas,
                 Utility Security Instrument File No. 83-281286